                     SIXTH MODIFICATION OF LOAN AGREEMENT

     THIS MODIFICATION is made as of this 21st day of November, 1997, by and between BULL RUN CORPORATION, a Georgia corporation ("Borrower"), and
                                                      --------
NATIONSBANK, N.A. ("Lender").
                    ------

                               STATEMENT OF FACTS
                               ------------------

     Lender and Borrower are parties to that certain Loan Agreement, dated as of March 29, 1995, as amended by the First Modification of Loan Agreement, dated as of January 3, 1996, the Second Modification of Loan Agreement, dated as of September 24, 1996, the Third Modification of Loan Agreement, dated as of January 27, 1997, the Fourth Modification of Loan Agreement, dated as of March 27, 1997 and the Fifth Modification of Loan Agreement, dated as of August 15, 1997 (the "Loan Agreement"), pursuant to which Lender has agreed to make one or
           --------------
more loans from time to time to the Borrower in accordance with the terms and conditions thereof. Lender and Borrower desire to modify the Loan Agreement in order to provide for a new $1,400,000 term loan, and in certain other respects in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement as amended hereby (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               STATEMENT OF TERMS
                               ------------------

     1.  AMENDMENTS OF LOAN AGREEMENT.  Subject to the fulfillment of the
         ----------------------------
conditions precedent to the effectiveness of this Modification which are set forth below, the Loan Agreement shall be amended as follows:

     (a) Section 1.01 of the Loan Agreement is hereby amended by adding to
Section 1.01 the following new definitions:


          "Fourth Term Loan" shall mean any and all advances made by Lender to
           ----------------
     Borrower under the Fourth Term Loan Facility.

          "Fourth Term Loan Facility" shall mean the term loan facility
           -------------------------
     provided by Lender to Borrower under Section 3.02B hereof.

          "Fourth Term Loan Facility Expiration Date" shall mean November 24,
           -----------------------------------------
     1997 (as such date may be extended, accelerated or amended from time to time pursuant to this Agreement).

          "Fourth Term Loan Maximum Availability" shall mean $1,400,000.
           -------------------------------------

          "Fourth Loan Note" shall mean the Fourth Term Loan Note, dated as of
           ----------------
     the date of the Sixth Modification of Loan Agreement, executed by the Borrower and payable to the order of the Lender as evidence of the Fourth Term Loan and any extension, renewal, modification or replacement thereof or therefor.

          "Fourth Term Loan Obligations" shall mean, collectively, any and all
           ----------------------------
     Obligations of Borrower to pay Lender the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Fourth Term Loan or the Fourth Term Loan Note.

          "Rawlings" shall mean Rawlings Sporting Goods Company, Inc.
           --------

          "Rawlings Warrant" shall mean the warrant to purchase 925,804 shares
           ----------------
     of the common stock of Rawlings issued on November 21, 1997, by Rawlings in favor of Borrower, as more fully described in the Common Stock Purchase Warrant, a true and correct copy of which is attached to the Sixth Modification as Annex 1 thereto, and any extension, modification, supplement or replacement thereof or therefor.

               "Sixth Modification" shall mean that certain Sixth Modification
                ------------------
     of   Loan Agreement, dated as of November 21, 1997, by and between Borrower and Lender.

     (b) Section 1.01 of the Loan Agreement is hereby further amended by deleting from Section 1.01 the terms "Collateral," "Term Loan Facilities," "Term
                                      ----------    --------------------    ----
Loan Notes," and "Term Loans" and by substituting in lieu thereof the following
----------        ----------
new definitions of such terms:

          "Collateral" shall mean (i) the Pledged Shares, (ii) the Warrants,
           ----------
     (iii) the Rawlings Warrant, (iv) any and all other property which may be hereafter pledged or collaterally assigned to Lender or in which Lender may be otherwise granted a Lien to secure the Obligations pursuant to any and all of the Credit Documents and (v) any and all cash and non-cash proceeds of the foregoing.

          "Term Loan Facilities" shall mean, collectively, the First Term
           --------------------
     Loan Facility, the Second Term Loan Facility, the Third Term Loan Facility, and the Fourth Term Loan Facility.

          "Term Loan Notes" shall mean, collectively, the First Term Loan Note,
           ---------------
     the Second Term Loan Note, the Third Term Loan Note, and the Fourth Term Note.

          "Term Loans" shall mean, collectively, the First Term Loan, the Second
           ----------
     Term Loan, the Third Term Loan, and the Fourth Term Loan.

     (c) The Loan Agreement is hereby further amended by adding the following
Section 3.02B after the existing Section 3.02A and before the existing Section 3.03:

          SECTION 3.02B. FOURTH TERM LOAN FACILITY.
                         -------------------------

          (a) Subject to the terms and conditions of this Agreement, the Lender agrees to advance to the Borrower, from time to time on or prior to the Fourth Term Loan Facility Expiration Date and upon the Borrower's request therefor, a Fourth Term Loan in the principal amount of up to the Fourth Term Loan Maximum Availability.

          (b) The proceeds of the Fourth Term Loan shall be used to purchase the Rawlings Warrant.

     (d) The Loan Agreement is hereby further amended by adding to Section 3.04 the following subsection (e) after subsection (d) thereof:

               (e) The Borrower's obligation to pay to the Lender the principal of and interest on the Fourth Term Loan shall be evidenced by the records of the Lender (subject to Section 4.05 hereof) and by the Fourth Term Loan Note. The principal balance of the Fourth Term Loan shall be payable in one (1) installment which shall be due on July 1, 1998 in an amount equal to the entire remaining unpaid principal balance of the Fourth Term Loan.

     (e) The Loan Agreement is hereby further amended by deleting Section 4.04(b) and Section 4.04(c) in their entireties and by substituting in lieu thereof the following new Section 4.04(b) and Section 4.04(c):

               (b) The Obligations shall be secured by (i) the Borrower's first-priority and perfected pledge to the Lender of (1) one hundred percent of the outstanding capital stock of Guarantor, (2) 51.5 shares of common stock of Capital Sports Properties, Inc. and (3) 41,049 shares of common stock of Host Communications, Inc., all pursuant to the Borrower Pledge Agreement, (ii) the Guarantor's first priority and perfected pledge to the Lender of 305,296 shares of Class A Common Stock of Gray pursuant to the First Guarantor Pledge Agreement, and
          (iii) the Partnership's first priority and perfected pledge to the Lender of 1,284,000 shares of common stock of the Borrower pursuant to the Partnership Pledge Agreement.

               (c) The Second Term Loan Obligations, the Third Term Loan Obligations and the Fourth Term Loan Obligations shall be secured by the Guarantor's first-priority and perfected pledge to the Lender of 906,294 shares of Class A Common Stock of Gray pursuant to the Second Guarantor Pledge Agreement and shall be further secured by the Borrower's first-priority and perfected pledge to the Lender of 1,000 shares of Series A Preferred Stock of Gray, 500 shares of Series B Preferred Stock of Gray, the Warrants and the Rawlings Warrant, pursuant to the Second Borrower Pledge Agreement.

     2.  NO OTHER AMENDMENTS.  Except for the amendments expressly set forth and
         -------------------
referred to in Section 1 above, the Loan Agreement shall remain unchanged and in full force and effect. Nothing in this Modification or any of the other Supplemental Credit Documents

(as defined below) is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of Lender's security interests in, security titles to or other Liens on any Collateral for the Obligations.

     3.  REPRESENTATIONS AND WARRANTIES.  To induce Lender to enter into this
         ------------------------------
Modification, the Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of the Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement as amended by this Modification; and (b) each of the Borrower, the Guarantor and the Partnership has the power and is duly authorized to enter into, deliver and perform the Supplemental Credit Documents to which it is a party, and each of the Supplemental Credit Documents is the legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms.

     4.  REIMBURSEMENT OF COSTS AND EXPENSES.  The Borrower hereby agrees to
         -----------------------------------
reimburse Lender on demand for all costs (including reasonable attorneys' fees) incurred by Lender in negotiating, documenting and consummating this Modification, the other documents referred to herein, and the transactions contemplated hereby and thereby.

     5.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS MODIFICATION.  The
         ----------------------------------------------------------
effectiveness of this Modification and the amendments provided in Section 1 above are subject to the truth and accuracy in all material respects of the representations and warranties of the Borrower contained in Section 3 above and to the fulfillment of the following additional conditions precedent (all documents described below shall be in form and substance satisfactory to Lender, and are herein collectively called the "Supplemental Credit Documents"):
                                        -----------------------------

     (a) Lender shall have received one or more duly executed counterparts of this Modification, the Fourth Term Loan Note, the Third Modification of Second Borrower Pledge Agreement, and the Third Modification of Amended and Restated Second Guarantor Pledge Agreement;

     (b) Lender shall have received a duly executed Guarantor Reaffirmation and Consent to Sixth Modification of Loan Agreement from the Guarantor and a duly executed Partnership Reaffirmation and Consent to Sixth Modification of Loan Agreement from the Partnership; and

     (c) Lender shall have received a duly executed and completed Federal Reserve Form U-1 relating to the Second Term Loan, the Third Term Loan and the Fourth Term Loan.

     6.  CONDITIONS PRECEDENT TO FUNDING OF THE FOURTH TERM LOAN.  The following
         -------------------------------------------------------
condition, together with the conditions set forth in Section 5 hereof, are conditions precedent to the funding of the Fourth Term Loan:

         All conditions precedent to the issuance of the Rawlings Warrant shall have been fulfilled (other than the disbursement of the Fourth Term Loan proceeds as contemplated hereby), and the Rawlings Warrant shall be issued on terms and conditions acceptable to Lender in all respects.

     7.  REFERENCE TO AND EFFECT ON THE CREDIT DOCUMENTS.  Upon the
         -----------------------------------------------
effectiveness of this Modification, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Credit Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

     8.  COUNTERPARTS.  This Modification may be executed in multiple
         ------------
counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

     9.   GOVERNING LAW.  This Modification shall be governed by, and construed
          -------------
in accordance with, the internal laws of the State of Georgia applicable to contracts made and performed in such state.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered as of the day and year specified at the beginning hereof.


                              BORROWER:

                              BULL RUN CORPORATION


                              By: /s/ Robert S. Prather, Jr.
                                  ---------------------------------------------
                                  Robert S. Prather, Jr., President



                              LENDER:

                              NATIONSBANK, N.A.

                              By: /s/ Melinda M. Bergbom
                                  ---------------------------------------------
                                  Senior Vice President

                                    ANNEX 1



                              The Rawlings Warrant

                             FOURTH TERM LOAN NOTE

51,400,000                                                     November 21, 1997

        FOR VALUE RECEIVED, the undersigned, BULL RUN CORPORATION, a Georgia corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., (herein, together with any subsequent holder hereof, called the "Lender"), the principal sum of ONE MILLION FOUR HUNDRED THOUSANDS AND NO/100 DOLLARS ($1,400,000), or the outstanding principal amount of the Fourth Term Loan made to the Borrower by the Lender pursuant to the Loan Agreement referred to below, which principal sum shall be payable (i) in installments on the due dates and in the amounts set forth in the Loan Agreement or (ii) on any earlier date on which all amounts outstanding under this Fourth Term Loan Note (the "Note") have become due and payable pursuant to the provisions of Section
9.02 of the Loan Agreement. The Borrower likewise promises to pay interest on the outstanding principal balance of the Fourth Term Loan made by the Lender to the Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Loan Agreement in strict accordance with the terms thereof.

        This Note is issued pursuant to, and is the Fourth Term Loan Note referred to in the Loan Agreement, dated as of March 29, 1995, between the Borrower and the Lender, as amended by the First Modification of Loan Agreement, dated as of January 3, 1996, the Second Modification of Loan Agreement, dated as of September 24, 1996, the Third Modification of Loan Agreement, dated as of January 27, 1997, the Fourth Modification of Loan Agreement, dated as of March 27, 1997, the Fifth Modification of Loan Agreement, dated as of August 15, 1997, and the Sixth Modification of Loan Agreement, dated as of the date hereof (as the same may be further amended or supplemented from time to time, the "Loan Agreement"), and the Lender is and shall be entitled to all benefits thereof and of all the other Credit Documents executed and delivered to the Lender in connection therewith. Terms defined in the Loan Agreement are used herein with the same meaning. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for post-default interest rates.

        The Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in the Loan Agreement in strict accordance with the terms thereof.

        In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Note may automatically become, or may be declared, immediately due and payable in the manner and with the effect provided in the Loan Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all costs and expenses, including actual and reasonable attorneys' fees, arising in connection with the enforcement by the Lender of any of its rights or remedies under this Note or the Loan Agreement.

        This Note has been delivered in Atlanta, Georgia, and the rights and obligations of the Lender and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia (without giving effect to its conflicts of laws rules).

        The Borrower expressly waives any presentment, demand, protest or notice in connection with this Note, whether now or hereafter required by applicable law. This Note is intended to be an instrument under seal.




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                                       2

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, sealed and delivered by its duly authorized officer as of the date first above written.




                                                BULL RUN CORPORATION

(CORPORATE SEAL)
                                                By:
                                                   ---------------------------
                                                   Robert S. Prather, Jr.
                                                   President